UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SERVICENOW, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Outreach for May 23, 2024 Annual Shareholders Meeting SERVICEN W®

© 2024 ServiceNow, Inc. All Rights Reserved. Executive Summary Our Strong Performance Continues to Deliver Outstanding Shareholder Returns • Unique business with one of the highest growth rates of any large-cap software company(1) and shareholder returns meaningfully above peers and the broader market (slide 3) Executive Compensation Enhancements Informed by Shareholder Feedback • Focused on refining our executive compensation program by making structural changes (slides 5 - 6), including: ‒ Eliminating overlapping metrics between annual and long-term incentive plans ‒ Extending PRSU performance measurement period from one to three years • Responsive changes and other modifications previewed with shareholders and reflect shareholder input Board Committees and Leadership Refresh • We refreshed and rotated our Board Committee assignments since our 2023 Annual Meeting and appointed new Chairs of Leadership Development & Compensation Committee and Nominating & Governance Committee (slide 7) • The Board has also appointed a new Lead Independent Director, effective as of the upcoming Annual Meeting (1) Based on sales growth; large-cap includes publicly-traded companies with a market capitalization exceeding $100B. 2

© 2024 ServiceNow, Inc. All Rights Reserved. 3 Delivering Continued Superior Shareholder Value Note: Numbers are rounded for presentation purposes. (1) Source: S&P Capital IQ, based on closing price on December 31, 2023, for period beginning December 31, 2018. Includes 2023 Proxy Peers companies that were publicly traded as of December 31, 2023. Long-Term Total Shareholder Return (TSR)(1) – Five Years We continue to outperform our peers and the market on shareholder return $112B increase in market capitalization(1) over the last five years We expect future growth to be driven by our embrace of generative AI capabilities throughout the Now Platform and our workflows NOW S&P500 2023 Proxy Peers Nov. 18, 2019 Bill McDermott Appointed CEO 107% S&P 500 97% 2023 Proxy Peers 12/31/202312/31/2018 297% 12/31/2020 12/31/2021 12/31/202212/31/2019

© 2024 ServiceNow, Inc. All Rights Reserved. 4 Note: Data is as of December 31, 2023. *Employee engagement is measured by the % favorable response to 5 questions on our employee voice survey, which are focused on employee motivation, pride, recommendation, and present and future commitment to the company. **Voluntary turnover benchmarked against the following peer companies: Adobe, Microsoft, Oracle, Palo Alto Network, Pegasystems, Salesforce, SAP, Snowflake, Splunk VMware, and Workday. We had 1M+ Job applicants, a record for ServiceNow We hired 3,803 New employees, with no layoffs We had 81% Engagement* on our Employee Voice Survey Human Capital is a Strategic Advantage We trained 9,100+ Individuals on the NOW Platform We had voluntary turnover of 5.4% Versus industry benchmark of 9%**

© 2024 ServiceNow, Inc. All Rights Reserved. Executive Compensation Responsive Actions The Compensation Committee implemented changes responsive to shareholder feedback Following our 2023 Annual Meeting, the Compensation Committee undertook a robust process to address shareholder feedback regarding our executive compensation program. We contacted 63% of our outstanding shares and engaged with 51%, with director participation in approximately half of these meetings. What We Heard What We Did Eliminate overlapping metrics in the annual cash incentive plan and performance-based RSUs (“PRSUs”) Eliminated overlapping metrics; NNACV metric in 2024 annual cash incentive plan only, previously in both annual cash incentive plan and PRSUs Lengthen performance period for PRSUs Lengthened PRSU performance period to three years from one year, following a one-year transition period Extend vesting period for PRSUs Extended PRSU vesting period to three-year cliff vesting from three-year ratable vesting, following a one-year transition period Refer to slide A-1 in the appendix, and to page 54 of the 2024 Proxy Statement, for additional information 5

© 2024 ServiceNow, Inc. All Rights Reserved. Transition Plan for Long-Term Incentives To facilitate a seamless adjustment to the new executive compensation program and to retain the program’s incentive and retentive characteristics, the Compensation Committee approved additional modifications to our long-term incentives. These modifications were previewed with shareholders and reflect their feedback. Use of transition period to lengthen measurement period for PRSUs • 2024 PRSUs to consist of a mix of two-year (one-third weighting) and three-year (two-thirds weighting) performance periods before transitioning to a three-year performance period in 2025 Change in equity mix to PRSUs (60%) and RSUs (40%) (previously 80% PRSUs / 20% RSUs) • Facilitates the Compensation Committee's ability to lengthen the PRSU performance period to three years • Continuing the market-leading practice of having performance awards comprising more than a majority of the LTIP awards Aligned RSU and PRSU vesting • RSUs will now vest over three years instead of four years, aligning to PRSU vesting period 6

Diverse and Experienced Board

William R. McDermott



- Board Chairman & CEO

Jeffrey A. Miller
LID[(1)]; LD&C



- CEO, JAMM Ventures

Susan L. Bostrom
Incoming LID[(1)]; LD&C Chair



- Fmr. EVP, CMO & Head of Worldwide Govt. Affairs, Cisco Systems

Teresa Briggs
AC Chair



- Fmr. Vice Chair & West Region Managing Partner, Deloitte

Anita M. Sands
N&G Chair; LD&C



- Fmr. Group Managing Dir. & Head of Change Leadership, UBS Financial Services

Frederic B. Luddy



- Founder

Deborah Black *Joined in 2023*
N&G



- Fmr. VP, Head of Engineering, Netflix

LID Refreshment

- Ms. Bostrom will succeed Mr. Miller effective at the 2024 Annual Meeting
- Ms. Bostrom's extensive experience and leadership roles in the technology industry, as well as her prior board experience, position her well for this role

Jonathan C. Chadwick
AC



- Fmr. EVP, CFO & COO, VMware

Paul E. Chamberlain
AC; LD&C



- Fmr. Managing Director & Co-Head of Global Tech. Banking, Morgan Stanley

Lawrence J. Jackson, Jr.
N&G



- Founder and CEO, gamma; Fmr. Global Creative Director, Apple Music, Apple

Joseph "Larry" Quinlan
AC



- Fmr. Global CIO, Deloitte

Committee and Leadership Refreshment

Since the 2023 ASM, we refreshed our Board committees:

- **Leadership Development & Compensation Committee:** Added two directors and appointed a new Chair, Susan Bostrom
- **Nominating and Governance Committee:** Added two directors and appointed a new Chair, Anita Sands
- **All three committee chairs are female**

Tenure



4
5
2
8-Year Median Tenure
0 - 5 years
5 - 10 years
>10 years

Independence



2
9
82% Independent
Not Independent
Independent

Diversity



4
7
36% Gender Diverse
Female
Male



2
9
18% Ethnically Diverse
Ethnically diverse
Non-diverse

AC: Audit Committee
LD&C: Leadership Development & Compensation Committee
N&G: Nominating & Governance Committee

(1) Lead Independent Director

servicenow.
© 2024 ServiceNow, Inc. All Rights Reserved.
7

© 2024 ServiceNow, Inc. All Rights Reserved. We Appreciate Your Support at the 2024 Annual Shareholders Meeting Board Voting Recommendations The nominees bring a unique set of skills and experiences to the Board which are aligned with our strategy; 55% of the nominees bring gender or ethnic diversity, including all three Board committee chairs and the incoming Lead Independent Director FOR the election of 11 directors The Board made responsive changes to our executive compensation program following extensive shareholder engagement including eliminating overlapping metrics in our annual and long-term incentive plans and lengthening the performance period for performance-based RSUs to three years FOR the advisory vote to approve the compensation of our named executive officers As a matter of good governance, we are submitting the appointment to our shareholders for ratification FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor This proposal requests the eliminations of the supermajority vote requirements in the company’s charter and bylaws; the Board will carefully consider the outcome of this advisory vote when deciding how to proceed NO RECOMMENDATION on the shareholder proposal regarding simple majority vote 1 2 3 4 8

Appendix

© 2024 ServiceNow, Inc. All Rights Reserved. Annual Cash Incentive Plan From To • NNACV (60%) • Subscription Revenue (20%) • Operating Margin (20%) • NNACV (70%) • Operating Margin (30%) Performance RSUs From To(1) • NNACV (70%) over 1 year • Free Cash Flow Margin (30%) over 1 year • rTSR (20% modifier) over 3 years • Subscription Revenue (100%) over 3 years • rTSR (20% modifier) over 3 years Executive Compensation Responsive Actions Changes to incentive metrics to eliminate overlap (1) For 2024 PRSUs, as part of the transition structure, non-GAAP subscription revenues and rTSR performance will be measured over 2- and 3-year periods. A-1

Our Purpose: We Make the World Work Better for Everyone

Aligned to our corporate purpose, our ESG strategy centers on three main pillars, all supported by our ServiceNow Platform and solutions

Environmental

Sustaining Our Planet

Championing the transition to a net-zero world

Highlights

- Long-term target to reach net-zero by 2030
- Plan to develop a low carbon supply chain by giving preference to suppliers with their own science-based targets
- Provide a carbon neutral cloud for our customers
- Continued 100% renewable electricity

Social

Creating Equitable Opportunity

Making work more equitable, accessible, and rewarding for all people

Highlights

- Named #5 overall on the 2023 American Opportunity Index; #1 in software category[(1)]
- Scored a perfect 100 rating in the Human Rights Campaign's Equality 100 Award for the fourth year in a row: Leaders in LGBTQ+ inclusion
- Recognized as one of Fortune's World's Best Workplaces – one of 25 companies

Governance

Acting with Integrity

Building trust through ethical, transparent, and secure business practices

Highlights

- Named as one of The World's Most Ethical Companies
- Maintained company-wide systematic pay equity
- Identified as a trendsetter on CPA-Zicklin political disclosure
- Developed the Responsible AI Working Group
- Recognized as a member of the Dow Jones Sustainability World Index servicenow.

(1) The American Opportunity Index, a scorecard for worker advancement, assesses America's largest companies on their ability to maximize internal talent to drive business performance and individual employee growth.

© 2024 ServiceNow, Inc. All Rights Reserved.

A-2

© 2024 ServiceNow, Inc. All Rights Reserved. Safe Harbor and Other Information This presentation contains “forward‐looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward‐looking statements include information concerning our possible or assumed strategy, future operations, financing plans, operating model, financial position, future revenues, projected costs, competitive position, industry environment, potential growth opportunities, potential market opportunities, plans and objectives of management, the effects of competition on our business and customer trends. Forward‐looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “targets,” “guidance,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “prospects,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms, although not all forward‐looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Additionally, these forward-looking statements, involve risk, uncertainties and assumptions based on information available to us as of the date of this presentation, including those related to our future financial performance, global economic conditions and demand for digital transformation. Many of these assumptions relate to matters that are beyond our control and changing rapidly, including, but not limited to, fluctuations in the value of foreign currencies relative to the U.S. Dollar; fluctuations in interest rates; the impact of the conflicts in Ukraine and the Middle East and bank failures on macroeconomic conditions; inflation; and fluctuations and volatility in our stock price. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. Further information on these and other factors that could cause or contribute to such differences include, but are not limited to, those discussed in the “Risk Factors” section in our Annual Report on Form 10-K filed for the year ended December 31, 2023 and in our other Securities and Exchange Commission (“SEC”) filings. We cannot guarantee that we will achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this presentation. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter. A-3